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                                                                   EXHIBIT 99.01
                          Special Merger Meeting Agenda

               7:00 a.m.  Doors Open
[LOGO] AT&T
               8:00 Welcome, Chairman's Remarks, Notice of Meeting, Discussion, and Voting

               10:00      Voting Results and Adjournment



   Hearing-amplification equipment and sign interpretation will be available.

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                      DIRECTIONS TO EXPOSITION CENTER

1) FROM NORTH (NJ Turnpike South)
   ------------------------------
   When Turnpike divides, use Eastern Spur toward Lincoln Tunnel. Take Exit 17. After toll, the road divides. Stay to right and follow the sign to Secaucus/Lincoln Tunnel/Route 3. About 1/2 mile from Turnpike exit, you will approach a four-lane traffic light. Stay in middle lanes and continue past light. Go over bridge onto Harmon Meadow Blvd. Go to first traffic light and make a right onto Plaza Drive. The Exposition Center is on the left.

2) FROM SOUTH (Newark Airport/NJ Turnpike North)
   ---------------------------------------------
   When Turnpike divides, use Eastern Spur toward Lincoln Tunnel. Take Exit 16E. After toll, the road divides. Stay to left and follow sign to NJ Rt. 3/Secaucus. About 1/2 mile from Turnpike exit, you will approach a four-lane traffic light. Stay in middle lanes and continue past light. Go over bridge onto Harmon Meadow Blvd. Go to first traffic light and make a right onto Plaza Drive. The Exposition Center is on the left.

3) FROM LINCOLN TUNNEL
   -------------------
   Stay on I-495 to Route 3 West (DO NOT TAKE THE NJ TURNPIKE). Move to right lane on Route 3 to Service Road Exit. Make a right at second exit for Millcreek Mall (at the Exxon Station on the corner). Follow exit (Caldor and Millcreek Mall will be on your left). At the second stop sign, turn right and go to first traffic light. Make a left. The Exposition Center is on the left.

4) FROM WEST (Route 3 East)
   ------------------------
   Follow Route 3 East just past the Secaucus/NJ Turnpike sign. Turn right after underpass and exit at Harmon Meadow Blvd. Go to first traffic light and make a right onto Plaza Drive. The Exposition Center is on the left.

5) FROM GARDEN STATE PARKWAY
   -------------------------
   NORTH: Take Exit 153 to Route 3 East and follow directions in No. 4.
   SOUTH: Take Exit 153A to Route 3 East and follow directions in No 4.

                                     [MAP]

NOTE: The Meadowlands Exposition Center is located 2 miles east of the Meadowlands Sports Complex. Because this is a congested area, please allow extra travel time. Public parking is available adjacent to the Center. Public transportation is available by NJ Transit Bus from New York Port Authority Bus Terminal. Dial 212 564-8484 (between 10:00 a.m. and 10:00 p.m. local time) for most current departure information.
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P  R  O  X  Y

                                   AT&T Corp.                       [LOGO] AT&T
               32 Avenue of the Americas, New York, NY 10013-2412

                      This proxy is solicited on behalf of
   the Board of Directors for the Special Merger Meeting on February 17, 1999
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The undersigned hereby appoints C.M. Armstrong, M.I. Sovern, and T.H. Wyman and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned in AT&T Corp. at the Special Merger Meeting of shareholders to be held at the Meadowlands Exposition Center in Secaucus, New Jersey, at 8:00 a.m. on February 17, 1999, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement/prospectus furnished with the proxy card, subject to any directions indicated on the other side of the proxy card. If no directions are given, the proxies will vote in accord with the Directors' recommendations on the subjects listed on the other side of the proxy card.

This card also provides voting instructions for shares held in the dividend reinvestment plan and, if registrations are identical, shares held in the various employee stock purchase and savings plans as described in the proxy statement/prospectus. Please sign on the other side and return promptly to AT&T Corp., c/o Proxy Services, P.O. Box 9390, Boston, MA 02205-9968. If you do not sign and return a proxy card, vote by telephone or Internet, or attend the meeting and vote by ballot, your shares cannot be voted.

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[LOGO] AT&T             Special Merger Meeting of Shareholders      1999 SPECIAL
                        Wednesday, February 17, 1999              MERGER MEETING
                        8:00 a.m. local time                    ADMISSION TICKET
                        Meadowlands Exposition Center
AT&T Corp.              (Not the Sports Complex)
c/o Proxy Services      355 Plaza Drive
P.O. Box 9398           Secaucus, New Jersey
Boston, MA 02205        Tel: 201-223-4000
                        (Map on reverse)

    Please present this ticket for admittance of shareholder(s) named above. Admittance will be based upon availability of seating.

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                             VOTE BY TELEPHONE OR INTERNET
Your telephone or Internet vote authorizes the Proxy Committee to vote your shares in the same manner as if you marked, signed, and returned your proxy card. For telephone or Internet voting, you will need to enter the 9-digit Control Number located above your name and address in the lower left of this form.

VOTE BY PHONE: CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-800-273-1174 ANYTIME.
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           Option A: To vote as the Board of Directors recommends on BOTH items, press 1.
           Option B: If you prefer to hear your voting choices, press
                     0. You will hear these instructions:

                        Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
                        Item 2: To vote FOR, press 1; AGAINST, press 9;
                        ABSTAIN, press 0.

                      When asked, you must confirm your vote by pressing 1.

VOTE BY INTERNET:  THE WEB ADDRESS IS http://att.proxyvoting.com
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                              THANK YOU FOR VOTING

                             DETACH CARD IF MAILING
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 [X] Please mark
     votes as in
     this example.

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   Your Board of Directors unanimously recommends a vote "FOR" items 1 and 2.
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                                                  FOR    AGAINST   ABSTAIN
1.   To approve a charter amendment and the       [ ]      [ ]       [ ]
     issuance of shares in connection with
     the merger of a subsidiary of AT&T Corp.
     with Tele-Communications, Inc.

                                                  FOR    AGAINST   ABSTAIN
2.   In the event that any other matter may       [ ]      [ ]       [ ]
     properly come before the meeting, or any adjournment thereof, the Proxy Committee is authorized, at their discretion, to vote the matter.




                                                  MARK HERE IF YOU   [ ]
                                                  PLAN TO ATTEND
                                                  THE SPECIAL
                                                  MERGER MEETING.




 Signature(s):                                              Date
              ----------------------------------------------    ---------------
  Please sign this proxy as name(s) appears above and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.